    As filed with the Securities and Exchange Commission on December 14, 2000
                                                Registration No. 333-__________
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                                06-1047163
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
           incorporation)

               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
                    (Address of Principal Executive Offices)
                             ----------------------

 OPTIONS ASSUMED BY GENZYME CORPORATION IN CONNECTION WITH THE MERGER OF GELTEX
    PHARMACEUTICALS, INC. WITH AND INTO A WHOLLY OWNED SUBSIDIARY OF GENZYME CORPORATION ORIGINALLY GRANTED UNDER THE GELTEX PHARMACEUTICALS, INC. AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN AND AMENDED AND RESTATED 1995 DIRECTOR
                               STOCK OPTION PLAN
                            (Full Title of the Plan)
                             ----------------------

                                PETER WIRTH, ESQ.
                Executive Vice President and Chief Legal Officer
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with copies to:
                             PAUL M. KINSELLA, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                           Proposed maximum    Proposed maximum
  Title of each class of securities       Amount to be      offering price    aggregate offering     Amount of
           to be registered                registered          per share            price         registration fee
 ------------------------------------------------------------------------------------------------------------------

 Genzyme General Division Common      1,488,630 shares(1)      $73.40(2)        $37,333,690(3)         $9,857
   Stock, $0.01 par value per share
 ------------------------------------------------------------------------------------------------------------------

(1) Such shares are issuable upon the exercise of options assumed by the Registrant pursuant to an Agreement and Plan of Merger dated as of September 11, 2000, as amended, by and among the Registrant, Titan Acquisition Corp. and GelTex Pharmaceuticals, Inc.

(2) Each holder of an option may purchase shares of Genzyme General Division common stock pursuant to the terms of its option agreement. The proposed maximum offering price per share reflects the highest exercise price per share provided in the terms of the option agreements.

(3) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and based on the weighted average exercise price of the outstanding options.

                             INTRODUCTORY STATEMENT

         This Registration Statement on Form S-8 is being filed to register 1,488,630 shares of Genzyme General Division common stock, par value $0.01 per share, of Genzyme Corporation, a Massachusetts corporation ("Genzyme"), issuable upon the exercise of options assumed by Genzyme in connection with its acquisition of GelTex Pharmaceuticals, Inc., a Delaware corporation, effective as of December 14, 2000. These options were originally granted to employees and directors under GelTex Pharmaceuticals' Amended and Restated 1992 Equity Incentive Plan and its Amended and Restated 1995 Director Stock Option Plan.

         Pursuant to the Agreement and Plan of Merger dated as of September 11, 2000, as amended, by and among Genzyme, GelTex Pharmaceuticals and Titan Acquisition Corp., GelTex Pharmaceuticals merged with and into Titan Acquisition Corp. whereupon GelTex Pharmaceuticals became a wholly-owned subsidiary of Genzyme. Pursuant to the terms of the Agreement and Plan of Merger, following this merger, each option to purchase GelTex common stock assumed by Genzyme is exercisable upon the same terms and conditions as provided in the GelTex plan under which the option was originally issued, except that the assumed option is exercisable for the number of shares of Genzyme General Division common stock equal to the number of shares of GelTex common stock for which the option was exercisable immediately before the merger multiplied by 0.7272 (rounded down to the nearest whole share) at a per share exercise price equal to the exercise price for which the option was exercisable immediately before the merger divided by 0.7272 (rounded up to the nearest whole cent).

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Genzyme with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     1. Annual Report on Form 10-K for the year ended December 31, 1999, as amended by amendments on Form 10-K/A filed with the SEC on June 28, 2000 and October 17, 2000;

     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, as amended on Form 10-Q/A filed with the SEC on October 17, 2000, June 30, 2000, as amended on Form 10-Q/A filed with the SEC on October 17, 2000, and September 30, 2000;

     3. Current Reports on Form 8-K filed with the SEC on January 10, 2000, March 15, 2000, March 23, 2000, June 30, 2000, July 14, 2000,
           July 19, 2000, September 12, 2000, September 13, 2000, and
           November 20, 2000;

     4. The description of Genzyme General Division common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on June 30, 2000, including any further amendment or report filed hereafter for the purpose of updating such description; and

     5. The description of Genzyme General Division common stock purchase rights contained in our Registration Statement on Form 8-A/A filed with the SEC on June 11, 1999, including any further amendment or report filed hereafter for the purpose of updating such description.

         All documents filed after the date of this Registration Statement by Genzyme Corporation pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all shares of Genzyme General Division common stock offered hereunder have been sold or which deregisters all shares of Genzyme General Division common stock remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants Genzyme the power to indemnify any director, officer, employee or agent to whatever extent permitted by Genzyme's amended and restated articles of organization, by-laws or a vote adopted by the holders of a majority of the shares entitled to vote thereon, unless the proposed indemnitee has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of Genzyme or, to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under the statute.

         Article VI of Genzyme's by-laws provides that Genzyme shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he or she may become involved by reason of his or her serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he or she is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his or her own conduct); PROVIDED that no indemnification shall be provided for any such person with respect to any matter as to which he or she shall have been finally adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of Genzyme or, to the extent such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; and PROVIDED, FURTHER, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, the payment and indemnification thereof have been approved by Genzyme, which approval shall not unreasonably be withheld, or by a court of competent jurisdiction. Such indemnification shall include payment by Genzyme of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under
Article VI, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

         The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

         Genzyme also has in place agreements with its officers and directors which affirm Genzyme's obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by Genzyme's by-laws.

         Section 13(b)(1 1/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its articles of organization, eliminate a director's personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders, and (iv) transactions from which the director derived an improper personal benefit. Article VI.C.5. of Genzyme's Amended and Restated Articles of Organization provides that no director shall be personally liable to Genzyme or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index immediately following signature page.

ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, as of December 14, 2000.

                                                 GENZYME CORPORATION



                                                 By: /S/ MICHAEL S. WYZGA
                                                     ---------------------------
                                                     Michael S. Wyzga
                                                     Senior Vice President and
                                                     Chief Financial Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Genzyme Corporation, hereby severally constitute and appoint Henri A. Termeer, Michael S. Wyzga, Evan
M. Lebson and Peter Wirth, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this registration statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated.


             SIGNATURE                                       TITLE                              DATE

   /S/ HENRI A. TERMEER                             Principal Executive                  December 14, 2000
------------------------------------                Officer and Director
Henri A. Termeer


  /S/ MICHAEL S. WYZGA                              Principal Financial and              December 14, 2000
------------------------------------                Accounting Officer
Michael S. Wyzga


  /S/ CONSTANTINE E. ANAGNOSTOPOULOS                Director                             December 14, 2000
------------------------------------
Constantine E. Anagnostopoulos


  /S/ DOUGLAS A. BERTHIAUME                         Director                             December 14, 2000
------------------------------------
Douglas A. Berthiaume


  /S/ HENRY E. BLAIR                                Director                             December 14, 2000
------------------------------------
Henry E. Blair


  /S/ ROBERT J. CARPENTER                           Director                             December 14, 2000
------------------------------------
Robert J. Carpenter


  /S/ CHARLES L. COONEY                             Director                             December 14, 2000
------------------------------------
Charles L. Cooney


  /S/ VICTOR J. DZAU                                Director                             December 14, 2000
------------------------------------
Victor J. Dzau

                                       5

                                  EXHIBIT INDEX


EXHIBIT

   NO.                                               DESCRIPTION
   4.1             Amended and Restated Articles of Organization of Genzyme, as
                   amended. Filed as Exhibit 1 to Genzyme's Current Report on
                   Form 8-K filed with the Commission on June 30, 2000, and
                   incorporated herein by reference.

   4.2             By-laws of Genzyme, as amended. Filed as Exhibit 3.2 to
                   Genzyme's Quarterly Report on Form 10-Q for the quarter ended
                   September 30, 1999, and incorporated herein by reference.

   4.3             Indenture, dated as of May 22, 1998, between Genzyme and
                   State Street Bank and Trust Company, as Trustee, including the form of Note. Filed as Exhibit 4.3 to Genzyme's
                   Registration Statement on Form S-3 (File No. 333-59513) and incorporated herein by reference.

   4.4 Registration Rights Agreement, dated as of May 19, 1998, among Genzyme, Credit Suisse First Boston Corporation,
                   Goldman, Sachs & Co. and Cowen & Company. Filed as
                   Exhibit 4.4 to Genzyme's Registration Statement on Form S-3
                   (File No. 333-59513) and incorporated herein by reference.

   4.5             Purchase Agreement, dated as of May 19, 1998, among Genzyme,
                   Credit Suisse First Boston Corporation, Goldman, Sachs & Co.
                   and Cowen & Company. Filed as Exhibit 4.5 to Genzyme's
                   Registration Statement on Form S-3 (File No. 333-59513) and incorporated herein by reference.

   4.6             Amended and Restated Renewed Rights Agreement dated as of
                   June 10, 1999 between Genzyme and American Stock Transfer and
                   Trust Company. Filed as Exhibit 4 to Amendment No. 1 to
                   Genzyme's Registration Statement on Form 8-A dated June 11,
                   1999, and incorporated herein by reference.

   4.7 Warrant issued to Richard Warren, Ph.D. Filed as Exhibit 4 to the Current Report on Form 8-K of IG Laboratories, Inc.
                   dated October 11, 1990 (File No. 0-18439), and incorporated herein by reference.

   4.8             Form of Genzyme General Division Convertible Debenture dated
                   August 29, 1998, including a schedule with respect thereto filed pursuant to Instruction 2 to Item 601 of Regulation
                   S-K. Filed as Exhibit 4.15 to Genzyme's Registration
                   Statement on Form S-3 (File No. 333-64901) and incorporated herein by reference.

   4.9 Registration Rights Agreement dated as of August 29, 1997 by and among Genzyme and the entities listed on the signature pages thereto. Filed as Exhibit 10.8 to Genzyme's Quarterly
                   Report on Form 10-Q for the quarter ended September 30, 1997, and incorporated herein by reference.

   4.10            Warrant Agreement between Genzyme and Comdisco, Inc. Filed as
                   Exhibit 10.22 to a General Form for Registration on Form 10 of PharmaGenics, Inc. (File No. 0-20138), and incorporated herein by reference.



   5               Opinion of Palmer & Dodge LLP.  Filed herewith.

  23.1 Consent of PricewaterhouseCoopers LLP, independent accountants to Genzyme. Filed herewith.

  23.2 Consent of Palmer & Dodge LLP (contained in Exhibit 5 hereto).

  24               Power of Attorney (included on signature page).
